EXHIBIT 2.1

Document must be filed electronically.
Paper documents are not accepted.
Fees & forms are subject to change.
For more information or to print copies
of filed documents, visit www.sos.state.co.us.

E-Filed

Colorado Secretary of State
Date and Time: 10/08/2018 07:25 PM
ID Number: 20181798836

Document number: 20181798836
Amount Paid: $50.00

ABOVE SPACE FOR OFFICE USE ONLY

Articles of Incorporation for a Profit Corporation

filed pursuant to § 7-102-101, § 7-102-102, and § 7-101-503 of the Colorado Revised Statutes (C.R.S.)

1. This is a Public Benefit Corporation.

2. The domestic entity name for the corporation is

Datatecnics Corporation US.

(Caution: The use of certain terms or abbreviations are restricted by law. Read instructions for more information.)

3. The principal office address of the corporation's initial principal office is

Street address

35 Elmdon Rd Selly Park
(Street number and name)

Birmingham *(City)* ______ *(State)* 60015 *(ZIP/Postal Code)*

______ *(Province – if applicable)* United Kingdom *(Country)*

Mailing address
(leave blank if same as street address)

______ *(Street number and name or Post Office Box information)*

______ *(City)* ______ *(State)* ______ *(ZIP/Postal Code)*

______ *(Province – if applicable)* ______ *(Country)*.

4. The registered agent name and registered agent address of the corporation's initial registered agent are

Name
(if an individual)

Johnson *(Last)* ro *(First)* ______ *(Middle)* ______ *(Suffix)*

or

(if an entity) ______

(Caution: Do not provide both an individual and an entity name.)

Street address

1001 Grand Ave. Suite 207
(Street number and name)

Glenwood Springs *(City)* CO *(State)* 81602 *(ZIP/Postal Code)*

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Mailing address
(leave blank if same as street address)

____
(Street number and name or Post Office Box information)

____

______________ CO ______________.
(City) *(State)* *(ZIP/Postal Code)*

(The following statement is adopted by marking the box.)

☒ The person appointed as registered agent above has consented to being so appointed.

5. The purposes for which the corporation was formed are
all legal purposes

6. The true name and mailing address of the incorporator are

Name
(if an individual) Zulfiquar Mohammed ______ ______
(Last) *(First)* *(Middle)* *(Suffix)*

or

(if an entity) ______________________

(Caution: Do not provide both an individual and an entity name.)

Mailing address 35 Elmdon Rd Selly Park
(Street number and name or Post Office Box information)

____

Birmingham ______ 60015
(City) *(State)* *(ZIP/Postal Code)*

______________ United Kingdom.
(Province – if applicable) *(Country)*

(If the following statement applies, adopt the statement by marking the box and include an attachment.)

☐ The corporation has one or more additional incorporators and the name and mailing address of each additional incorporator are stated in an attachment.

7. The classes of shares and number of shares of each class that the corporation is authorized to issue are as follows.

○ The corporation is authorized to issue ________ common shares that shall have unlimited voting rights and are entitled to receive the net assets of the corporation upon dissolution.

◉ Information regarding shares as required by section 7-106-101, C.R.S., is included in an attachment.

8. *(If the following statement applies, adopt the statement by marking the box and include an attachment.)*

☒ This document contains additional information as provided by law.

9. *(Caution: Leave blank if the document does not have a delayed effective date. Stating a delayed effective date has significant legal consequences. Read instructions before entering a date.)*

(If the following statement applies, adopt the statement by entering a date and, if applicable, time using the required format.)

The delayed effective date and, if applicable, time of this document is/are ______________________.
(mm/dd/yyyy hour:minute am/pm)

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Notice:

Causing this document to be delivered to the Secretary of State for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual's act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the Secretary of State, whether or not such individual is named in the document as one who has caused it to be delivered.

10. The true name and mailing address of the individual causing the document to be delivered for filing are

Goulding	Randall		
(Last)	*(First)*	*(Middle)*	*(Suffix)*

1333 Sprucewood
(Street number and name or Post Office Box information)

Deerfield	IL	60015
(City)	*(State)*	*(ZIP/Postal Code)*

	United States .
(Province – if applicable)	*(Country)*

(If the following statement applies, adopt the statement by marking the box and include an attachment.)

☐ This document contains the true name and mailing address of one or more additional individuals causing the document to be delivered for filing.

Disclaimer:

This form/cover sheet, and any related instructions, are not intended to provide legal, business or tax advice, and are furnished without representation or warranty. While this form/cover sheet is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form/cover sheet. Questions should be addressed to the user's legal, business or tax advisor(s).

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ARTICLES OF INCORPORATION
OF
DATATECNICS CORPORATION US

ARTICLE I
NAME.

The name of this corporation is "Datatecnics Corporation US".

ARTICLE II
PURPOSES AND POWERS.

ARTICLE III
CAPITAL STOCK.

1. Authorized Shares. The aggregate number of shares which the corporation shall have authority to issue is Two Hundred Fifty Million (250,000,000) shares of common stock and Ten (10) shares of Preferred Series A Stock. The shares of common stock which this corporation shall have authority to vote and shall have a par value of $0.0001 per share. The shares of preferred stock the corporation shall have authority to issue shall have a par value of $0.0001 per share.

2. Designation and Preferences of Class A Preferred Stock.

a. **Designation and Amount.** The Preferred Stock subject hereof shall be designated as Class A Stock.

b. **Dividends.** The holders of Preferred Stock shall not be entitled to receive dividends.

c. **Conversion.** The Preferred Stock are convertible, at the option of the holder, into shares of common stock, at the rate of Ten Million (10,000,000) shares of common stock per share of Preferred Series A Stock.

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d. **No Impairment.** The corporation will not, by amendment of its Articles of Incorporation, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid, or seek to avoid, the observance or performance of the terms to be observed or performed hereunder by the corporation, but will, at all times in good faith, assist in carrying out all of the provisions of these articles and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of Preferred Stock against impairment.

e. **Liquidation Rights.** In the event of any voluntary or involuntary liquidation, dissolution, or winding-up of the corporation, the holders of Preferred Stock shall not be entitled to receive liquidation in preference of the holders of common stock or any other class or series of preferred stock. The right in liquidation shall be proportionate to the common shares into which the Preferred Stock is convertible.

f. **Involuntary Liquidation.** In the event of involuntary liquidation, the shares of this series shall be entitled to the same amounts as in the event of voluntary liquidation.

g. **Other Restrictions.** There shall be no conditions or restrictions upon the creation of indebtedness of the corporation, or any subsidiary, or upon the creation of any other series of preferred stock, with any other preferences.

h. **Voting.** Except as otherwise required by law, the articles of incorporation or the bylaws, the holders of Preferred Stock and the holders of common stock shall be entitled to notice of any stockholders' meeting and to vote upon any matter submitted to the stockholders for a vote as follows:

> the holder of each share of the Preferred Stock shall have such number of votes as is determined by multiplying (a) the number of issued and outstanding shares of the corporation's Common Stock, as of the record date for the vote, or, if no such record date shall be established, as of the date such vote is taken or any written consent of stockholders is effective, by (b) 1.1; and, the holders of Common Stock shall have one vote per share of common stock held as of such date.

i. **Other Preferences.** The shares of Preferred Stock shall have no other preferences, rights, restrictions, or qualifications, except as otherwise provided by law or the Articles of Incorporation of the corporation.

ARTICLE IV
DIRECTORS AND OFFICERS.

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AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

DATATECNICS CORPORATION US

Pursuant to the applicable provisions of Section 7-102-101 and Section 7-102-102 of the Colorado Revised Statutes (“CRS”), the undersigned incorporator, hereby adopts these

Amended Articles of Incorporation on behalf of the corporation as of January 28, 2019.

ARTICLE I

NAME.

The name of this corporation is “Datatecnics Corporation US” (the “corporation”).

ARTICLE II

PURPOSES AND POWERS.

1.	Purposes. Except as may otherwise be restricted by these Articles of Incorporation, the corporation is organized for the purpose of transacting all lawful business for which corporations may be incorporated under the Colorado Business Corporation Act.

2.	General Powers. Except as restricted by these Articles of Incorporation, the corporation shall have and may exercise all powers and rights to which a corporation may exercise legally pursuant to the Colorado Business Corporation Act in force as of the filing date of these Articles of Incorporation.

3.	Duration. The corporation shall have the power to exist in perpetuity, from and after the date of the filing of these Articles of Incorporation with the Secretary of State of the State of Colorado unless otherwise dissolved by the shareholders (as provided hereinbelow) or by operation of law.

ARTICLE III

CAPITAL STOCK

The aggregate number of shares which the corporation shall have authority to issue is Two Hundred Fifty Million (250,000,000) shares of common stock. The shares of common stock which this corporation shall have authority to vote and shall have a par value of $0.01 per share.

ARTICLE IV

DIRECTORS AND OFFICERS.

1.	Number of Directors. The members of the governing board of the corporation are styled as directors. The board of directors of the corporation shall be elected in such manner as shall be provided in the bylaws of the corporation. The board of directors shall consist of at least one (1) individual. The number of directors may be changed from time to time in such manner as shall be provided in the bylaws of the corporation.

2.	Limitation of Liability. The liability of directors and officers of the corporation shall be eliminated or limited to the fullest extent permitted by the CRS. If the CRS is amended to further eliminate or limit or authorize corporate action to further eliminate or limit the liability of directors or officers, the liability of directors and officers of the corporation shall be eliminated or limited to the fullest extent permitted by the CRS, as so amended from time to time.

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3.	Payment of Expenses. In addition to any other rights of indemnification permitted by the laws of the State of Colorado or as may be provided for by the corporation in its bylaws or by agreement, the expenses of officers and directors incurred in defending any threatened, pending, or completed action, suit, or proceeding (including without limitation, an action, suit, or proceeding by or in the right of the corporation), whether civil, criminal, administrative, or investigative, involving alleged acts or omissions of such officer or director in his or her capacity as an officer or director of the corporation or member, manager, or managing member of a predecessor limited liability company or affiliate of such limited liability company or while serving in any capacity at the request of the corporation as a director, officer, employee, agent, member, manager, managing member, partner, or fiduciary of, or in any other capacity for, another corporation or any partnership, joint venture, trust, or other enterprise, shall be paid by the corporation or through insurance purchased and maintained by the corporation or through other financial arrangements made by the corporation, as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. To the extent that an officer or director is successful on the merits in defense of any such action, suit, or proceeding, or in the defense of any claim, issue, or matter therein, the corporation shall indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense. Notwithstanding anything to the contrary contained herein or in the bylaws, no director or officer may be indemnified for expenses incurred in defending any threatened, pending, or completed action, suit or proceeding (including without limitation, an action, suit or proceeding by or in the right of the corporation), whether civil, criminal, administrative or investigative, that such director or officer incurred in his or her capacity as a stockholder.

4.	Maximum Powers to Board Members. Unless expressly prohibited by law or unless otherwise provided herein to the contrary, the Board of Directors may engage in any lawful conduct and any conduct not prohibited by state law, including as authorized by the bylaws, and unless otherwise provided by law, without shareholder approval or shareholder vote, and with or without advance notice to the shareholders, including without limitation to:

make, alter, alter or amend the articles of incorporation or the bylaws of the corporation, including (a) changing the number of authorized shares; (b) initiating a forward or a reverse split, provided that it is approved by the majority vote of shareholders entitled to vote, (c) changing the par value of any class or series of stock (d) merger or (e) share exchange;

fix the amount to be reserved as working capital over and above its capital stock paid in; to authorize and cause to be executed mortgages and liens upon the real and personal property of this corporation;

from time-to-time, determine whether, and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of this corporation (other than the original or duplicates stock ledger), or any of them, shall be open to inspection of stockholders, and no stockholder shall have any right of inspection any account, book or document of this corporation except as conferred by statute, unless authorized by a resolution of the stockholders or directors;

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indemnify any person who was or is a party or is threatened to be made a party to any pending or completed action, suit, or proceeding, whether civil, criminal, administrative, investigative, except and action by or in the right of the corporation, by reason of the fact the he is or was an officer, director, employee, or agent of the corporation, or is or was serving at the request of the corporation as an officer, director, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner in which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. To indemnify any person who was or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation (derivative actions) to procure a judgment in its favor by reason of the fact the he is or was an officer, director, employee or agent of the corporation, or is or was serving at the request of the corporation as an officer, director, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably believed to be in or not opposed to the best interest of the corporation. No officer, director, employee or agent of the corporation may be indemnified in a derivative action for any claim, issue or matter as to which such person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable to the corporation or for the amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnify for such expenses as the court deems proper;

furnish indemnification of an officer or director, by majority vote of a quorum of directors who were not parties to the act, suit or proceeding.

confer powers upon its directors in addition to the foregoing, and in addition to the powers and authorities expressly conferred upon them by statute This corporation may, in its bylaws,.

5.	Initial Director. The initial director of the corporation following its incorporation is: Mohammed Zulfiquar, 35 Elmdon Road, Selly Park, Birmingham, United Kingdom B29 7LF

6.	Initial Officers. The initial officer of the corporation following its incorporation is Mohammed Zulfiquar, who will serve (unless otherwise determined by the Board) as the corporation’s President, Chief Executive Officer, Secretary, Chief Administrative Officer, Treasurer, and Chief Financial Officer.

ARTICLE V

REGISTERED OFFICE AND REGISTERED AGENT.

The corporation’s initial street address of the registered office is 1001 Grand Ave.--Suite 207, Glenwood Springs, CO 81602. The name of the registered agent at such address is Roger Johnson. Either the registered office or the registered agent may be changed in the manner permitted by law.

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Acceptance of Appointment by Registered Agent. Roger Johnson does hereby accept its appointment as the corporation’s initial registered agent.

ARTICLE VI

LIMITATION OF LIABILITY OF DIRECTORS

TO CORPORATION AND SHAREHOLDERS.

No director shall be liable to the corporation or any shareholder for monetary damages for breach of fiduciary duty as a director, except for any matter in respect of which such director (a) shall be liable under the CRS Section 7-108-402 or any amendment thereto or successor provision thereto; (b) shall have breached the director’s duty of loyalty to the corporation or its shareholders; c) shall have not acted in good faith or, in failing to act, shall not have acted in good faith; (d) shall have acted or failed to act in a manner involving intentional misconduct or a knowing violation of law; or (e) shall have derived an improper personal benefit. Neither the amendment nor repeal of this article, nor the adoption of any provision in these Articles of Incorporation inconsistent with this article, shall eliminate or reduce the effect of this article in respect of any matter occurring prior to such amendment, repeal, or adoption of an inconsistent provision. This article shall apply to the full extent now permitted by the CRS or as may be permitted in the future by changes or enactments in the CRS, including without limitation Section 7-109-102 and/or Section 7-109-103.

IN WITNESS WHEREOF, I, Mohammed Zulfiquar, authorized and empowered to act on behalf of Datatecnics Corporation US, have subscribed this document and do hereby affirm, under penalty of perjury, that the statements contained herein have been examined by me and are true and correct as of January 28, 2019.

DATATECNICS CORPORATION US, a Colorado corporation

/s/ Mohammed Zulfiquar
By: Mohammed Zulfiquar Its: President 35 Elmdon Road, Selly Park, Birmingham B29 7LF U.K. Telephone: +44 (0)7792 402139

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CERTIFICATE OF INCUMBENCY

AND CORPORATE AUTHORITY

To:	The Secretary of State
The State of Colorado Suite 200 1700 Broadway Denver, Colorado 80290

From:	Mohammed Zulfiquar, President
Datatecnics Corporation US (“Datatecnics”) 35 Elmdon Road, Selly Park, Birmingham, United Kingdom B29 7LF

The undersigned, being the President of Datatecnics, hereby certifies to the Secretary of State of the State of Colorado, as follows:

1.	I am the duly appointed President of Datatecnics.

2.	Datatecnics is a corporation duly organized and in good standing under the laws of the State of Colorado.

3.	Pursuant to Datatecnics’ governing documents, as amended, and as currently in full force and effect, I am the person (“Authorized Representative”) who has been duly designated and appointed to the position indicated by my name, I continue to hold the indicated position at this time, and the signature set forth below by my name is my genuine signature.

4.	I have been given authority by Datatecnics’ Board of Directors to act on behalf of and to bind with respect to filing the Articles of Incorporation for Dialectics Corporation with the Secretary of State of the State of Colorado to which this Certificate is annexed, and in any amendments or exhibits thereto.

5.	I have the power and authority to execute this Certificate on behalf of Datatecnics.

6.	The State of Colorado may rely on this Certificate and on the authorization of my authority until this Certificate is rescinded by Datatecnics’ Board of Directors or shareholders or until the corporation is dissolved by a plan of reorganization or by operation of law.

IN WITNESS WHEREOF, the undersigned duly executes this Certificate and affixes his signature hereto as of the date first above written.

DATATECNICS CORPORATION US,

a Colorado corporation (“Datatecnics”)

/s/ Mohammed Zulfiquar

By: Mohammed Zulfiquar

Its: President

Dated: January 28, 2019

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CERTIFICATE OF INCUMBENCY

AND CORPORATE AUTHORITY

To:	The Secretary of State
The State of Colorado Suite 200 1700 Broadway Denver, Colorado 80290

From:	Mohammed Zulfiquar
President Datatecnics Corporation US (“Datatecnics”) 35 Elmdon Road, Selly Park, Birmingham, United Kingdom B29 7LF

The undersigned, being the President of Datatecnics, hereby certifies to the Secretary of State of the State of Colorado, as follows:

1.	I am the duly appointed President of Datatecnics.

2.	Datatecnics is a corporation duly organized and in good standing under the laws of the State of Colorado.

3.	Pursuant to Datatecnics’ governing documents, as amended, and as currently in full force and effect, I am the person (“Authorized Representative”) who has been duly designated and appointed to the position indicated by my name, I continue to hold the indicated position at this time, and the signature set forth below by my name is my genuine signature.

4.	I have been given authority by Datatecnics’ Board of Directors to act on behalf of and to bind with respect to filing as the Incorporator of Datatecnics Corporation US with the Secretary of State of the State of Colorado to which this Certificate is annexed, and in any amendments or exhibits thereto.

5.	I have the power and authority to execute this Certificate on behalf of Datatecnics.

6.	The State of Colorado may rely on this Certificate and on the authorization of my authority until this Certificate is rescinded by Datatecnics’ Board of Directors or shareholders or until the corporation is dissolved by a plan of reorganization or by operation of law.

IN WITNESS WHEREOF, the undersigned duly executes this Certificate and affixes his signature hereto as of the date first above written.

DATATECNICS CORPORATION US,

a Colorado corporation

/s/ Mohammed Zulfiquar

By: Mohammed Zulfiquar

Its: President

Dated: January 28, 2019

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AMENDED ARTICLES OF INCORPORATION

OF

SENSORTECNICS INC.

Pursuant to the applicable provisions of Section 7-102-101 and Section 7-102-102 of the Colorado Revised Statutes ( CRS ), the undersigned incorporator, hereby adopts these

Amended Articles of Incorporation on behalf of the Corporation as of February 14, 2019.

ARTICLE I

NAME.

The name of this Corporation is Sensortecnics Inc. (the Corporation ).

ARTICLE II

PURPOSES AND POWERS.

1.	Purposes. Except as may otherwise be restricted by these Articles of Incorporation, the Corporation is organized for the purpose of transacting all lawful business for which corporations may be incorporated under the Colorado Business Corporation Act.

2.	General Powers. Except as restricted by these Articles of Incorporation, the Corporation shall have and may exercise all powers and rights to which a corporation may exercise legally pursuant to the Colorado Business Corporation Act in force as of the filing date of these Articles of Incorporation.

3.	Duration. The Corporation shall have the power to exist in perpetuity, from and after the date of the filing of these Articles of Incorporation with the Secretary of State of the State of Colorado unless otherwise dissolved by the shareholders (as provided hereinbelow) or by operation of law.

ARTICLE III

CAPITAL STOCK

The aggregate number of shares which the Corporation shall have authority to issue is Two Hundred Fifty Million (250,000,000) shares of common stock. The shares of common stock which this Corporation shall have authority to vote and shall have a par value of $0.01 per share. The shares of preferred stock the Corporation shall have authority to issue shall have a par value of $0.01 per share.

ARTICLE IV

DIRECTORS AND OFFICERS.

1.	Number of Directors. The members of the governing board of the Corporation are styled as directors. The board of directors of the Corporation shall be elected in such manner as shall be provided in the bylaws of the Corporation. The board of directors shall consist of at least one (1) individual. The number of directors may be changed from time to time in such manner as shall be provided in the bylaws of the Corporation.

2.	Limitation of Liability. The liability of directors and officers of the Corporation shall be eliminated or limited to the fullest extent permitted by the CRS. If the CRS is amended to further eliminate or limit or authorize corporate action to further eliminate or limit the liability of directors or officers, the liability of directors and officers of the Corporation shall be eliminated or limited to the fullest extent permitted by the CRS, as so amended from time to time.

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3.	Payment of Expenses. In addition to any other rights of indemnification permitted by the laws of the State of Colorado or as may be provided for by the Corporation in its bylaws or by agreement, the expenses of officers and directors incurred in defending any threatened, pending, or completed action, suit, or proceeding (including without limitation, an action, suit, or proceeding by or in the right of the Corporation), whether civil, criminal, administrative, or investigative, involving alleged acts or omissions of such officer or director in his or her capacity as an officer or director of the Corporation or member, manager, or managing member of a predecessor limited liability company or affiliate of such limited liability company or while serving in any capacity at the request of the Corporation as a director, officer, employee, agent, member, manager, managing member, partner, or fiduciary of, or in any other capacity for, another corporation or any partnership, joint venture, trust, or other enterprise, shall be paid by the Corporation or through insurance purchased and maintained by the Corporation or through other financial arrangements made by the Corporation, as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Corporation. To the extent that an officer or director is successful on the merits in defense of any such action, suit, or proceeding, or in the defense of any claim, issue, or matter therein, the Corporation shall indemnify him or her against expenses, including attorneys fees, actually and reasonably incurred by him or her in connection with the defense. Notwithstanding anything to the contrary contained herein or in the bylaws, no director or officer may be indemnified for expenses incurred in defending any threatened, pending, or completed action, suit or proceeding (including without limitation, an action, suit or proceeding by or in the right of the Corporation), whether civil, criminal, administrative or investigative, that such director or officer incurred in his or her capacity as a stockholder.

4.	Maximum Powers to Board Members. Unless expressly prohibited by law or unless otherwise provided herein to the contrary, the Board of Directors may engage in any lawful conduct and any conduct not prohibited by state law, including as authorized by the bylaws, and unless otherwise provided by law, without shareholder approval or shareholder vote, and with or without advance notice to the shareholders, including without limitation to:

make, alter, alter or amend the articles of incorporation or the bylaws of the Corporation, including (a) changing the number of authorized shares; (b) initiating a forward or a reverse split, provided that it is approved by the majority vote of shareholders entitled to vote, (c) changing the par value of any class or series of stock (d) merger or (e) share exchange;

fix the amount to be reserved as working capital over and above its capital stock paid in; to authorize and cause to be executed mortgages and liens upon the real and personal property of this Corporation;

from time-to-time, determine whether, and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of this Corporation (other than the original or duplicates stock ledger), or any of them, shall be open to inspection of stockholders, and no stockholder shall have any right of inspection any account, book or document of this Corporation except as conferred by statute, unless authorized by a resolution of the stockholders or directors;

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indemnify any person who was or is a party or is threatened to be made a party to any pending or completed action, suit, or proceeding, whether civil, criminal, administrative, investigative, except and action by or in the right of the Corporation, by reason of the fact the he is or was an officer, director, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as an officer, director, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner in which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. To indemnify any person who was or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation (derivative actions) to procure a judgment in its favor by reason of the fact the he is or was an officer, director, employee or agent of the Corporation, or is or was serving at the request of the Corporation as an officer, director, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including amounts paid in settlement and attorneys fees actually and reasonably believed to be in or not opposed to the best interest of the Corporation. No officer, director, employee or agent of the Corporation may be indemnified in a derivative action for any claim, issue or matter as to which such person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable to the Corporation or for the amounts paid in settlement to the Corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnify for such expenses as the court deems proper;

furnish indemnification of an officer or director, by majority vote of a quorum of directors who were not parties to the act, suit or proceeding.

confer powers upon its directors in addition to the foregoing, and in addition to the powers and authorities expressly conferred upon them by statute This Corporation may, in its bylaws.

5.	Initial Director. The initial director of the Corporation following its incorporation is: Mohammed Zulfiquar, 35 Elmdon Road, Selly Park, Birmingham, B29 7LF United Kingdom

6.	Initial Officers. The initial officer of the Corporation following its incorporation is Mohammed Zulfiquar, who will serve (unless or until otherwise determined by the Board or the shareholders) as the Corporation s President, Chief Executive Officer, Secretary, Chief Administrative Officer, Treasurer, and Chief Financial Officer.

ARTICLE V

REGISTERED OFFICE AND REGISTERED AGENT.

The Corporation s initial street address of the registered office is 1001 Grand Ave. Suite 207, Glenwood Springs, CO 81602. The name of the registered agent at such address is Roger Johnson. Either the registered office or the registered agent may be changed in the manner permitted by law.

Acceptance of Appointment by Registered Agent. Roger Johnson does hereby accept its appointment as the Corporation s initial registered agent.

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ARTICLE VI

LIMITATION OF LIABILITY OF DIRECTORS

TO CORPORATION AND SHAREHOLDERS.

No director shall be liable to the Corporation or any shareholder for monetary damages for breach of fiduciary duty as a director, except for any matter in respect of which such director (a) shall be liable under the CRS Section 7-108-402 or any amendment thereto or successor provision thereto; (b) shall have breached the director s duty of loyalty to the Corporation or its shareholders; c) shall have not acted in good faith or, in failing to act, shall not have acted in good faith; (d) shall have acted or failed to act in a manner involving intentional misconduct or a knowing violation of law; or (e) shall have derived an improper personal benefit. Neither the amendment nor repeal of this article, nor the adoption of any provision in these Articles of Incorporation inconsistent with this article, shall eliminate or reduce the effect of this article in respect of any matter occurring prior to such amendment, repeal, or adoption of an inconsistent provision. This article shall apply to the full extent now permitted by the CRS or as may be permitted in the future by changes or enactments in the CRS, including without limitation Section 7-109-102 and/or Section 7-109-103.

IN WITNESS WHEREOF, I, Mohammed Zulfiquar, authorized and empowered to act on behalf of Sensortecnics Inc., have subscribed this document and do hereby affirm, under penalty of perjury, that the statements contained herein have been examined by me and are true and correct as of February 14, 2019.

SENSORTECNICS INC.,

a Colorado corporation

/s/ Mohammed Zulfiquar

By: Mohammed Zulfiquar

Its: President

35 Elmdon Road, Selly Park, Birmingham, B29 7LF United Kingdom

Telephone: +44 (0)7792 402139

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CERTIFICATE OF INCUMBENCY

AND CORPORATE AUTHORITY

To:	The Secretary of State
The State of Colorado Suite 200 1700 Broadway Denver, Colorado 80290

From:	Mohammed Zulfiquar, President Sensortecnics Inc. ( Sensortecnics ) 35 Elmdon Road, Selly Park, Birmingham, B29 7LF United Kingdom

The undersigned, being the President of Sensortecnics, hereby certifies to the Secretary of State of the State of Colorado, as follows:

1.	I am the duly appointed President of Sensortecnics.

2.	Sensortecnics is a Corporation duly organized and in good standing under the laws of the State of Colorado.

3.	Pursuant to Sensortecnics governing documents, as amended, and as currently in full force and effect, I am the person ( Authorized Representative ) who has been duly designated and appointed to the position indicated by my name, I continue to hold the indicated position at this time, and the signature set forth below by my name is my genuine signature.

4.	I have been given authority by Sensortecnics Board of Directors to act on behalf of and to bind with respect to filing the Articles of Incorporation for Dialectics Corporation with the Secretary of State of the State of Colorado to which this Certificate is annexed, and in any amendments or exhibits thereto.

5.	I have the power and authority to execute this Certificate on behalf of Sensortecnics.

6.	The State of Colorado may rely on this Certificate and on the authorization of my authority until this Certificate is rescinded by Sensortecnics Board of Directors or shareholders or until the Corporation is dissolved by a plan of reorganization or by operation of law.

IN WITNESS WHEREOF, the undersigned duly executes this Certificate and affixes his signature hereto as of the date first above written.

SENSORTECNICS INC.,

a Colorado corporation ( Sensortecnics )

/s/ Mohammed Zulfiquar

By: Mohammed Zulfiquar

Its: President

Dated: February 14, 2019

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CERTIFICATE OF INCUMBENCY

AND CORPORATE AUTHORITY

To:	The Secretary of State
The State of Colorado Suite 200 1700 Broadway Denver, Colorado 80290

From:	Mohammed Zulfiquar President Sensortecnics Inc. ( Sensortecnics ) 35 Elmdon Road, Selly Park, Birmingham, B29 7LF United Kingdom

The undersigned, being the President of Sensortecnics, hereby certifies to the Secretary of State of the State of Colorado, as follows:

1.	I am the duly appointed President of Sensortecnics.

2.	Sensortecnics is a Corporation duly organized and in good standing under the laws of the State of Colorado.

3.	Pursuant to Sensortecnics governing documents, as amended, and as currently in full force and effect, I am the person ( Authorized Representative ) who has been duly designated and appointed to the position indicated by my name, I continue to hold the indicated position at this time, and the signature set forth below by my name is my genuine signature.

4.	I have been given authority by Sensortecnics Board of Directors to act on behalf of and to bind with respect to filing as the Incorporator of Sensortecnics Inc. with the Secretary of State of the State of Colorado to which this Certificate is annexed, and in any amendments or exhibits thereto.

5.	I have the power and authority to execute this Certificate on behalf of Sensortecnics.

6.	The State of Colorado may rely on this Certificate and on the authorization of my authority until this Certificate is rescinded by Sensortecnics Board of Directors or shareholders or until the Corporation is dissolved by a plan of reorganization or by operation of law.

IN WITNESS WHEREOF, the undersigned duly executes this Certificate and affixes his signature hereto as of the date first above written.

SENSORTECNICS INC.,

a Colorado corporation

/s/ Mohammed Zulfiquar

By: Mohammed Zulfiquar

Its: President

Dated: February 14, 2019

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ARTICLES OF INCORPORATION

OF

SENSORTECNICS IP INC.

Pursuant to the applicable provisions of Chapter 78 of the Nevada Revised Statutes ( NRS ), Sensortecnics IP Inc., as the incorporator, by and through the undersigned, hereby adopts these Articles of Incorporation on behalf of the Corporation as of April 3, 2019.

ARTICLE I

NAME.

The name of this Corporation is Sensortecnics IP Inc. (the Corporation ).

ARTICLE II

PURPOSES AND POWERS.

1.	Purposes. Except as may otherwise be restricted by these Articles of Incorporation, the Corporation is organized for the purpose of transacting all lawful business for which corporations may be incorporated under the Nevada Revised Statutes.

2.	General Powers. Except as restricted by these Articles of Incorporation, the Corporation shall have and may exercise all powers and rights to which a corporation may exercise legally pursuant to the Nevada Revised Statutes in force as of the filing date of these Articles of Incorporation.

3.	Duration. The Corporation shall have the power to exist in perpetuity, from and after the date of the filing of these Articles of Incorporation with the Secretary of State of the State of Nevada unless otherwise dissolved by the shareholders (as provided hereinbelow) or by operation of law.

ARTICLE III

CAPITAL STOCK

The aggregate number of shares which the Corporation shall have authority to issue is one (1) share of common stock. The shares of common stock which this Corporation shall have authority to vote and shall have a par value of $0.01 per share.

ARTICLE IV

DIRECTORS AND OFFICERS.

1.	Number of Directors. The members of the governing board of the Corporation are styled as directors. The board of directors of the Corporation shall be elected in such manner as shall be provided in the bylaws of the Corporation. The board of directors shall consist of at least one (1) individual. The number of directors may be changed from time to time in such manner as shall be provided in the bylaws of the Corporation.

2.	Limitation of Liability. The liability of directors and officers of the Corporation shall be eliminated or limited to the fullest extent permitted by the NRS. If the NRS is amended to further eliminate or limit or authorize corporate action to further eliminate or limit the liability of directors or officers, the liability of directors and officers of the Corporation shall be eliminated or limited to the fullest extent permitted by the NRS, as so amended from time to time.

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3.	Payment of Expenses. In addition to any other rights of indemnification permitted by the laws of the State of Nevada or as may be provided for by the Corporation in its bylaws or by agreement, the expenses of officers and directors incurred in defending any threatened, pending, or completed action, suit, or proceeding (including without limitation, an action, suit, or proceeding by or in the right of the Corporation), whether civil, criminal, administrative, or investigative, involving alleged acts or omissions of such officer or director in his or her capacity as an officer or director of the Corporation or member, manager, or managing member of a predecessor limited liability company or affiliate of such limited liability company or while serving in any capacity at the request of the Corporation as a director, officer, employee, agent, member, manager, managing member, partner, or fiduciary of, or in any other capacity for, another corporation or any partnership, joint venture, trust, or other enterprise, shall be paid by the Corporation or through insurance purchased and maintained by the Corporation or through other financial arrangements made by the Corporation, as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Corporation. To the extent that an officer or director is successful on the merits in defense of any such action, suit, or proceeding, or in the defense of any claim, issue, or matter therein, the Corporation shall indemnify him or her against expenses, including attorneys fees, actually and reasonably incurred by him or her in connection with the defense. Notwithstanding anything to the contrary contained herein or in the bylaws, no director or officer may be indemnified for expenses incurred in defending any threatened, pending, or completed action, suit or proceeding (including without limitation, an action, suit or proceeding by or in the right of the Corporation), whether civil, criminal, administrative or investigative, that such director or officer incurred in his or her capacity as a stockholder.

4.	Maximum Powers to Board Members. Unless expressly prohibited by law or unless otherwise provided herein to the contrary, the Board of Directors may engage in any lawful conduct and any conduct not prohibited by state law, including as authorized by the bylaws, and unless otherwise provided by law, without shareholder approval or shareholder vote, and with or without advance notice to the shareholders, including without limitation to:

make, alter, alter or amend the articles of incorporation or the bylaws of the Corporation, including (a) changing the number of authorized shares; (b) initiating a forward or a reverse split, provided that it is approved by the majority vote of shareholders entitled to vote, (c) changing the par value of any class or series of stock (d) merger or (e) share exchange;

fix the amount to be reserved as working capital over and above its capital stock paid in; to authorize and cause to be executed mortgages and liens upon the real and personal property of this Corporation;

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from time-to-time, determine whether, and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of this Corporation (other than the original or duplicates stock ledger), or any of them, shall be open to inspection of stockholders, and no stockholder shall have any right of inspection any account, book or document of this Corporation except as conferred by statute, unless authorized by a resolution of the stockholders or directors;

indemnify any person who was or is a party or is threatened to be made a party to any pending or completed action, suit, or proceeding, whether civil, criminal, administrative, investigative, except and action by or in the right of the Corporation, by reason of the fact the he is or was an officer, director, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as an officer, director, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner in which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. To indemnify any person who was or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation (derivative actions) to procure a judgment in its favor by reason of the fact the he is or was an officer, director, employee or agent of the Corporation, or is or was serving at the request of the Corporation as an officer, director, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including amounts paid in settlement and attorneys fees actually and reasonably believed to be in or not opposed to the best interest of the Corporation. No officer, director, employee or agent of the Corporation may be indemnified in a derivative action for any claim, issue or matter as to which such person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable to the Corporation or for the amounts paid in settlement to the Corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnify for such expenses as the court deems proper;

furnish indemnification of an officer or director, by majority vote of a quorum of directors who were not parties to the act, suit or proceeding;

confer powers upon its directors in addition to the foregoing, and in addition to the powers and authorities expressly conferred upon them by statute This Corporation may, in its bylaws.

5.	Initial Director. The initial director of the Corporation following its incorporation is: Mohammed Zulfiquar, 35 Elmdon Road, Selly Park, Birmingham, B29 7LF United Kingdom

6.	Initial Officers. The initial officer of the Corporation following its incorporation is Mohammed Zulfiquar, who will serve (unless or until otherwise determined by the Board or the shareholders) as the Corporation s President, Chief Executive Officer, Secretary, Chief Administrative Officer, Treasurer, and Chief Financial Officer.

ARTICLE V

REGISTERED OFFICE AND REGISTERED AGENT.

The Corporation s initial street address of the registered office is 50 West Liberty Street, Suite 880, Reno, Nevada, 89501, being the offices of Nevada Agency and Transfer Company. Either the registered office or the registered agent may be changed in the manner permitted by law.

Acceptance of Appointment by Registered Agent. Nevada Agency and Transfer Company does hereby accept its appointment as the Corporation s initial registered agent.

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ARTICLE VI

LIMITATION OF LIABILITY OF DIRECTORS

TO CORPORATION AND SHAREHOLDERS.

No director shall be liable to the Corporation or any shareholder for monetary damages for breach of fiduciary duty as a director, except for any matter in respect of which such director (a) shall be liable under the NRS Chapter 78 or any amendment thereto or successor provision thereto; (b) shall have breached the director s duty of loyalty to the Corporation or its shareholders; c) shall have not acted in good faith or, in failing to act, shall not have acted in good faith; (d) shall have acted or failed to act in a manner involving intentional misconduct or a knowing violation of law; or (e) shall have derived an improper personal benefit. Neither the amendment nor repeal of this article, nor the adoption of any provision in these Articles of Incorporation inconsistent with this article, shall eliminate or reduce the effect of this article in respect of any matter occurring prior to such amendment, repeal, or adoption of an inconsistent provision. This article shall apply to the full extent now permitted by the NRS or as may be permitted in the future by changes or enactments in the NRS, including without limitation Chapter 78.

IN WITNESS WHEREOF, I, Mohammed Zulfiquar, authorized and empowered to act on behalf of Sensortecnics IP Inc., have subscribed this document and do hereby affirm, under penalty of perjury, that the statements contained herein have been examined by me and are true and correct as of April 3, 2019.

SENSORTECNICS IP INC.,

a Nevada corporation

/s/ Mohammed Zulfiquar

By: Mohammed Zulfiquar

Its: President

35 Elmdon Road, Selly Park, Birmingham, B29 7LF United Kingdom

Telephone: +44 (0)7792 402139

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